Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09798, No. 333-74414, No. 333-103923 and No. 333-131584) pertaining to the BP Employee Savings Plan of BP p.l.c. of our report dated June 23, 2008, with respect to the financial statements and schedules of the BP Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

Chicago, Illinois
June 23, 2008	Ernst & Young LLP